Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 2 to the Registration Statement No. 333-200624 on Form S-1 of our report dated November 13, 2015 on the consolidated financial statements of Nuts and Bolts International, Inc. We also consent to the reference to our Firm under the caption “Experts” in the Post Effective Amendment No. 2.

/S/ Liggett & Webb, P.A.

LIGGETT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

February 4, 2016